EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY
AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of December 2, 2010 is among DARLING INTERNATIONAL INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto, each of the lending institutions which is a party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

RECITALS:

A.  The Borrower, the Administrative Agent and the lending institutions party thereto have entered into that certain Credit Agreement dated as of April 7, 2006 (as amended by that certain First Amendment to Credit Agreement dated as of May 9, 2006, that certain Letter Agreement dated as of February 9, 2007, that certain Second Amendment to Credit Agreement dated as of October 8, 2008 and that certain Third Amendment to Credit Agreement dated as of September 30, 2009, the “Credit Agreement”).  The Borrower, certain Subsidiaries of the Borrower and the Administrative Agent have entered into that certain Security Agreement dated as of April 7, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).  The Borrower, the Administrative Agent and the lenders party hereto now desire to amend the Credit Agreement and the Security Agreement as herein set forth.

B.  The Borrower proposes to issue Senior Unsecured Notes due 2018 in an aggregate principal amount currently anticipated to be $250,000,000.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE 1.

Definitions

Section 1.1.Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE 2.

Amendments

Section 2.1. Amendment to Section 1.01 of the Credit Agreement. The following definitions are added to Section 1.01 of the Credit Agreement:

“Senior Unsecured Debt” means the Senior Unsecured Notes due 2018 of the Borrower in an aggregate principal amount currently anticipated to be $250,000,000, the Guarantees by certain Subsidiaries of the Borrower in respect thereof and the related exchange notes and exchange Guarantees issued in a registered exchange therefore and the Indebtedness represented thereby.

“Senior Unsecured Notes Escrow Account” means the escrow account that may be established for the purpose contemplated in the Fourth Amendment to this Agreement pursuant to an Escrow

Agreement among the Borrower, U.S. Bank National Association as indenture trustee for the Senior Unsecured Debt (or any other financial institution acting in such capacity) and U.S. Bank National Association, as escrow agent (or any other financial institution acting in such capacity), on terms providing that, in the event the Borrower does not consummate its proposed acquisition of Griffin Industries, Inc. on the date of such issuance, the gross proceeds thereof will be placed in an escrow account pending the consummation of such acquisition and will thereafter be made available to the Borrower concurrently with such consummation (or, if such consummation does not occur by March 3, 2011, which date may be extended to June 30, 2011, such proceeds will then be used to repay and discharge such Senior Unsecured Debt).

Section 2.2.  Amendment to Section 6.01 of the Credit Agreement. Clause (x) of Section 6.01 of the Credit Agreement is deleted in its entirety and replaced with the following clauses (x) and (y):

(x) the Senior Unsecured Debt; provided that the gross proceeds of the Senior Unsecured Debt are held in the Senior Unsecured Notes Escrow Account; and

(y) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above.

Section 2.3.   Amendment to Section 6.02 of the Credit Agreement.  The word “and” at the end of clause (v) of Section 6.02 of the Credit Agreement is deleted.  The period at the end of clause (w) of Section 6.02 of the Credit Agreement is deleted and replaced with the following:

; and

(x)      Liens in favor of U.S. Bank National Association, as indenture trustee for the holders of the Senior Unsecured Debt (or any other financial institution acting in such capacity), on the Senior Unsecured Notes Escrow Account and any funds or other assets contained therein to secure the obligations of the Borrower in respect of the Senior Unsecured Debt.

Section 2.4.  Amendment to Section 6.10 of the Credit Agreement.  The word “and” immediately before “(vii)” in Section 6.10 of the Credit Agreement is deleted.  The period at the end of Section 6.10 of the Credit Agreement is deleted and replaced with the following:

and (viii) the foregoing shall not apply to restrictions and conditions imposed by any document evidencing or governing the Senior Unsecured Debt.

Section 2.5.  Agreement regarding Section 1.01 of the Credit Agreement.  The parties hereto hereby agree that the Senior Unsecured Debt and any payments made or owed by the Borrower, or accrued by the Borrower, in respect thereof shall be disregarded for purposes of determining the Pricing Ratio set forth in Section 1.01 of the Credit Agreement.

Section 2.6.  Agreement regarding Sections 7.01 and 7.02 of the Credit Agreement.  The parties hereto hereby agree that the Senior Unsecured Debt and any payments made or owed by the Borrower, or accrued by the Borrower, in respect thereof shall be disregarded for purposes of determining the Borrower’s compliance with Sections 7.01 and 7.02 of the Credit Agreement.

Section 2.7.  Agreement regarding Section 2.1 of the Security Agreement.  The parties hereto hereby agree that the Senior Unsecured Notes Escrow Account and any funds or other assets contained therein are excluded from the grant of security in Section 2.1 of the Security Agreement.

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ARTICLE  3.

Conditions

Section 3.1.Conditions. The effectiveness of Article 2 of this Amendment is subject to the condition precedent that the Administrative Agent shall have received this Amendment duly executed by the Borrower, each Subsidiary Loan Party and the Required Lenders.

ARTICLE 4.

Miscellaneous

Section 4.1.         Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement or the Security Agreement, as applicable, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement, the Security Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, each Subsidiary Loan Party, the Lenders party hereto and the Administrative Agent agree that the Credit Agreement and the Security Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in law or equity. For all matters arising prior to the effective date of this Amendment, the terms of the Credit Agreement and the Security Agreement (each as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

Section 4.2.   Reference to Credit Agreement and Security Agreement. Each of the Loan Documents, including the Credit Agreement, the Security Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement or the Security Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement or the Security Agreement shall mean a reference to the Credit Agreement or the Security Agreement, as applicable, as amended hereby.

Section 4.3.Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.4.Applicable Law. This Amendment shall be construed in accordance with and governed by the law of the State of Texas.

Section 4.5.Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lenders, the Administrative Agent, the Borrower and each Subsidiary Loan Party and their respective successors and assigns, except the Borrower and the Subsidiary Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Required Lenders.

Section 4.6.     Counterparts. This Amendment may be executed in counterparts (and by different

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parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of the Borrower, the each Subsidiary Loan Party and each of the Required Lenders. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or in "pdf', “.tif” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.7.      Effect of Waiver. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 4.8.    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages to Follow]

Executed as of the date first written above.

DARLING INTERNATIONAL INC.

By: /s/ Brad Phillips______________
Name: Brad Phillips
Title: Treasurer

DARLING NATIONAL LLC
By: /s/ Brad Phillips______________
Name: Brad Phillips
Title: Treasurer

[Signature Page to 4th Amendment of Darling Credit Agreement]

JPMORGAN CHASE BANK, N.A, as Administrative Agent and individually

By: /s/ Laura F. Simmons________________
Name: Laura F. Simmons
Title: Senior Vice President

[Signature Page to 4th Amendment of Darling Credit Agreement]

CITIBANK TEXAS, N.A.

By: /s/ Deborah T. Purvin_______________
Name: Deborah T. Purvin
Title: Vice President

[Signature Page to 4th Amendment of Darling Credit Agreement]

COMMERCE BANK, N.A.

By: /s/ Wayne C. Lewis_______________
Name: Wayne C. Lewis
Title: Vice President

[Signature Page to 4th Amendment of Darling Credit Agreement]

COMERICA BANK

By: /s/ Jason D. Baker_______________
Name: Jason D. Baker
Title: Assistant Vice President

[Signature Page to 4th Amendment of Darling Credit Agreement]

HARRIS N.A.

By: /s/ Philip Langheim______________
Name: Philip Langheim
Title: Managing Director

[Signature Page to 4th Amendment of Darling Credit Agreement]

Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch, as Lender

By: /s/ Pamela Beal______________
Name: Pamela Beal
Title: Executive Director

By: /s/ Brett Delfino______________
Name: Brett Delfino
Title: Executive Director

[Signature Page to 4th Amendment of Darling Credit Agreement]

U.S. Bank National Association

By: /s/ James D. Pegues______________
Name: James D. Pegues
Title: Vice President

[Signature Page to 4th Amendment of Darling Credit Agreement]